UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2026

Galaxy Gaming, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30653	20-8143439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305 Las Vegas, Nevada 89118

(Address of principal executive offices)

(702) 939-3254

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2026, Galaxy Gaming, Inc. (the “Company”) entered into warrant cancellation agreements (each, a “Fortress Warrant Cancellation Agreement” and collectively, the “Fortress Warrant Cancellation Agreements”) with each of Drawbridge Special Opportunities Fund LP (“Drawbridge”), Fortress Lending II Holdings LP (“Fortress Lending”), and Fortress Lending Fund II MA-CRPTF LP (“Fortress Fund” and, together with Drawbridge and Fortress Lending, the “Warrantholders”), each of which is an affiliate of Fortress Credit Corp.

Pursuant to the Fortress Warrant Cancellation Agreements, the Company cancelled warrants to purchase an aggregate of 778,320 shares of the Company’s common stock, par value $0.001, that were originally issued to the Warrantholders on November 15, 2021 in connection with that certain senior secured term loan agreement with Fortress Credit Corp. (the “Fortress Credit Agreement”). As previously disclosed, on January 6, 2025, the Fortress Credit Agreement was repaid in full on January 6, 2025, and the Fortress Credit Agreement was terminated.

In consideration for the cancellation of the warrants, the Company paid to the holders approximately $1.2 million in cash in the aggregate, funded from cash on hand. Upon execution of each Fortress Warrant Cancellation Agreement, the applicable warrants were cancelled and terminated in all respects and deemed null and void ab initio. Following the transaction, the Company has no warrants outstanding.

The foregoing description of the Fortress Warrant Cancellation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Fortress Warrant Cancellation Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD.

On August 17, 2026, the Company issued a press release announcing the execution of the Warrant Cancellation Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

10.1	Warrant Fortress Warrant Cancellation Agreement, dated August 12, 2026, by and between Galaxy Gaming, Inc. and Drawbridge Special Opportunities Fund LP

10.2	Warrant Fortress Warrant Cancellation Agreement, dated August 12, 2026, by and between Galaxy Gaming, Inc. and Fortress Lending II Holdings LP

10.3	Warrant Fortress Warrant Cancellation Agreement, dated August 12, 2026, by and between Galaxy Gaming, Inc. and Fortress Lending Fund II MA-CRPTF LP

99.1	Galaxy Gaming, Inc. Press Release Announcing Fortress Warrant Cancellation Agreements, dated August 17, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2026

GALAXY GAMING, INC.

By:	/s/ Steven Kopjo
Steven Kopjo
Chief Financial Officer